[LETTERHEAD OF JACK F. BURKE, JR.]




March 23, 2000


Securities and Exchange Commission
Washington, D.C.  20549


               RE:  Hispanic Television Network, Inc.
                    Form 8K, Dated March 8, 2000
                    Commission File Number 000-23105
                    Rule 304(a)(3) 8K



Gentlemen/Ladies,

     This letter is to express my agreement with the contents of Item 4 "Changes in Registrants Certifying Accountant" of the above referenced report and registrant.

Sincerely,

/s/ Jack F. Burke, Jr
---------------------
Jack F. Burke, Jr.
Certified Public Accountant